Exhibit 99.1

Heinz Announces 30-Year Notes Offering

PITTSBURGH--(BUSINESS WIRE)--July 22, 2009--The H.J. Heinz Company (NYSE:HNZ) (the “Company”) today announced that, subject to market conditions, its subsidiary H.J. Heinz Finance Company (“Heinz Finance”) plans to offer $250 million of notes due 2039 through a private placement. The notes will be fully, unconditionally and irrevocably guaranteed by the Company.

If the offering is successfully placed, then shortly after the pricing of this offering, the Company and Heinz Finance intend to launch an offer to exchange additional notes due 2039 (of the same series as the notes issued in the private placement), and cash, for any and all of their outstanding $800,000,000 15.590% Dealer Remarketable SecuritiesSM due December 1, 2020 (“Drs.”). The Company intends to use the net proceeds of the proposed offering for payment of the cash component of the anticipated exchange offer, various expenses relating to the anticipated exchange offer and for general corporate purposes.

The notes and the guarantees thereon have not been, and will not be, registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Company plans to offer and issue the notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act. This news release does not constitute an offer to sell or the solicitation of an offer to buy or exchange the notes.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words "will," "expects," "anticipates," "believes," "estimates" or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,

  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and interest rate fluctuations,
  changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, our ability to effectuate our strategy, which includes our continued evaluation of potential acquisition opportunities, including strategic acquisitions, joint ventures, divestitures and other initiatives, including our ability to identify, finance and complete these initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, economic or political instability in those markets, particularly in Venezuela, and the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in "Risk Factors" and "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 30, 2008.

The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, Boston Market® meals, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on five continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®. Information on Heinz is available at www.heinz.com.

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048